Exhibit 10.5


                               RETENTION AGREEMENT


      RETENTION AGREEMENT (the "Agreement") made and entered into as of this __ day of ______________, 2006 by and between FSP INVESTMENTS LLC, a Massachusetts limited liability company (the "Employer"), FRANKLIN STREET PROPERTIES CORP., a Maryland corporation ("FSP") and [INSERT EMPLOYEE NAME], an individual resident of the [State] [Commonwealth] of [Insert State Name] [Massachusetts] ("Employee").

      WHEREAS, the Employer is a wholly-owned subsidiary of FSP;

      WHEREAS, the Employer recognizes that, as is generally the case with publicly-held corporations, the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions that it may raise among employees, may result in the departure or distraction of such employees to the detriment of the Employer and FSP and FSP's stockholders; and

      WHEREAS, the Employer intends for this Agreement to provide protection for its employees, for so long as such employees remain in the employment of the Employer, against the exigencies of a Change in Control, but not to otherwise provide assurance of or rights to continued employment; and

      WHEREAS, should the possibility of a Change in Control arise, in addition to the Employee's regular duties, the Employee may be called upon to assist in the assessment of such possible Change in Control, to advise management and the Board as to whether such Change in Control would be in the best interests of FSP and to take such other actions as the Board might determine to be appropriate; and

      WHEREAS, this Agreement is not intended to alter the rights of the Employee in the absence of a Change in Control with respect to his or her employment by the Employer, including without limitation his or her compensation and benefits in connection with such employment, and accordingly this Agreement, although taking effect as provided above, will be operative only upon a Change in Control.

      NOW, THEREFORE, in consideration of the mutual promises hereinafter contained, the parties hereto hereby agree as follows:

1. Definitions.

      For purposes of this Agreement, the following terms shall have the following meanings:

      1.1 "Annualized Draw" shall mean the annualized draw that an Employee who is an Investment Executive receives as base salary, which is in effect at the time of the closing of a transaction constituting a Change in Control under this Agreement.
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      1.2 Board" shall mean the Board of Directors of FSP.

      1.3 "Change in Control" shall mean a change in ownership or effective control of FSP or a change in ownership of a substantial portion of the assets of FSP, in each case as defined in Proposed Treasury Regulation Section 1.409A-3(g)(5) or any successor regulations; provided, however, that any potential future mergers of the Sponsored REITs into FSP shall not be deemed to be a Change in Control.

      1.4 "Employee's Base Salary" shall mean the annualized base salary of the Employee in effect at the time of the closing of a transaction constituting a Change in Control under this Agreement.

      1.5 "Employee's Bonus Opportunity" shall mean an amount equal to __% of the Employee's Base Salary.

      1.6 "FSP Companies" shall mean FSP and any subsidiaries thereof including, without limitation, the Employer and FSP Property Management LLC, a Massachusetts limited liability company.

      1.7 "Investment Executive" shall mean any NASD licensed Employee who is paid in the form of an Annualized Draw.

      1.8 "Investment Executive/Executive Vice President" shall mean any Investment Executive who is also an Executive Vice President of FSP.

      1.9 Sponsored REITs" shall mean any and all real estate investment trusts managed and controlled by the FSP Companies but not wholly owned by FSP.

      2. Payment Upon Change in Control.

      2.1 Provided that the Employee is employed by the Employer on the closing of any transaction constituting a Change in Control, then the Employer shall pay to the Employee a lump sum in an amount equal to the [USE FOR INVESTMENT EXECUTIVES ONLY: Annualized Draw of the Investment Executive][USE FOR INVESTMENT EXECUTIVE/EXECUTIVE VICE PRESIDENT ONLY: average of the lump sum payments made by the Employer to each of the Employer's (i) Chief Financial Officer and (ii) Chief Operating Officer, in each case, pursuant to the Retention Agreement between the Employer and such individual][USE FOR ALL OTHER EMPLOYEES: (I) sum of (a) Employee's Base Salary and (b) Employee's Bonus Opportunity, (II) divided by twelve (12) and (III) multiplied by [INSERT APPLICABLE NUMBER].

      2.2 The amount set forth in Section 2.1 shall be paid to the Employee as soon as practicable following the closing of the Change in Control, but in no event more than thirty (30) days following the closing of the Change in Control.


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      2.3 Neither the Employer nor the Employee may accelerate delivery of any payment that may be required to be made pursuant to this Agreement to a date earlier than the date set forth in this Section 2. Neither the Employer nor the Employee may defer delivery of any payment that may be required to be made pursuant to this Agreement unless such deferral complies in all respects with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and any successor provision thereto (the "Code"), and any applicable guidance and Treasury Regulations issued thereunder ("Section 409A").

      2.4 Notwithstanding anything to the contrary in this Agreement, any payment under this Agreement shall be made without regard to whether the deductibility of such payment (or any other "parachute payments," as that term is defined in Section 280G of the Code, to or for the Employee's benefit) would be limited or precluded by Section 280G and without regard to whether such payment (or any other "parachute payments" as so defined) would subject the Employee to the federal excise tax levied on certain "excess parachute payments" under Section 4999 of the Code; provided, however, that if the total of all "parachute payments" to or for the Employee's benefit, after reduction for all federal, state and local taxes (including the tax described in Section 4999 of the Code, if applicable) with respect to such payments (the "Total After-Tax Payments"), would be increased by the limitation or elimination of any payment under this Agreement or any "parachute payments" under other agreements or arrangements between the Employee and the Employer or FSP or any successor entity, then the amount payable under this Agreement (or the "parachute payment" under such other agreement or arrangement as the Employer and the Employee shall mutually determine) shall be reduced to the extent, and only to the extent, necessary to maximize the Total After-Tax Payments. The determination as to whether and to what extent any payment under this Agreement (or the "parachute payment" under such other agreement or arrangement) are required to be reduced in accordance with the preceding sentence shall be made at the Employer's expense by a nationally recognized accounting firm retained by the Employer. In the event of any underpayment or overpayment under this Agreement (or such other agreement or arrangement) as determined by the accounting firm, the amount of such underpayment or overpayment shall forthwith be paid to the Employee or refunded to the Employer, as the case may be, with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

3.    Miscellaneous.

      3.1 Arbitration: Dispute Resolution.

            (a) Arbitration Procedure. Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement or any arrangement relating to this Agreement or contemplated in this Agreement or the breach, termination or invalidity thereof, shall be settled by final and binding arbitration in Boston, Massachusetts in accordance with the National Rules for the Resolution of Employment Disputes (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), provided that nothing contained herein shall be deemed to prohibit either party from applying to a court of competent jurisdiction for temporary or preliminary equitable relief. The arbitral tribunal shall consist of one arbitrator. In making any decision, the arbitrator shall apply and follow the substantive law of Massachusetts without reference to the conflicts of law provisions thereof. The parties to the arbitration shall directly appoint such arbitrator within thirty


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

(30) calendar days of the initiation of arbitration. If the parties fail to appoint such arbitrator, an arbitrator shall be appointed by the AAA as provided in the Arbitration Rules. The Employee and the Employer agree that the decision of the arbitrator shall be final, that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof. Any claim or controversy not submitted to arbitration in accordance with this section shall be waived, and thereafter no arbitrator, tribunal or court shall have the power to rule or make any award on any such disagreement, dispute, controversy or claim. Each party shall be responsible for its and his or her own attorneys' fees and expenses associated with any arbitration. Both the Employer and the Employee expressly waive any right that any party either has or may have to a jury trial of any dispute arising out of or in any way related to this Agreement.

            (b) Compensation During Dispute. The Employee shall not be entitled to any payments under this Agreement until any disagreement, dispute, controversy or claim arising out of or relating to this Agreement has been settled. If the dispute is resolved in the Employee's favor, promptly after final resolution of the dispute, the Employer shall pay to the Employee the sum that was withheld during the period of the dispute plus interest at the rate provided in Section 1274(d) of the Code, compounded quarterly.

      3.2 Authority; No Restrictions. Each party represents and warrants that it and he or she has full power and authority to execute and deliver this Agreement and that this Agreement is the legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms. Each party further represents and warrants that no consent, approval or agreement of any person, party, court, government or entity is required to be obtained by either party in connection with the execution and delivery of this Agreement, that neither party is subject to any agreement, restriction, lien, encumbrance or right, title or interest in anyone or anything limiting in any way the scope of this Agreement or in any way inconsistent herewith, and that neither party will hereafter grant anyone or anything the same.

      3.3 Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

      3.4 Waiver. The waiver of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

      3.5 Section 409A. This Agreement is intended to comply with, or be exempt from, the requirements of Section 409A and shall be construed and interpreted consistently therewith.

      3.6 Liability. Each of FSP and the Employer shall be jointly and severally liable for the payments to be made pursuant to this Agreement.

      3.7 Entire Agreement; Modifications. Except as otherwise provided herein, this Agreement represents the entire understanding between the parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof; provided, however, that this Agreement shall not effect the Employee's eligibility to participate in the FSP Investments LLC Change in Control Discretionary Plan (the "Plan"), as determined in the sole discretion of the Administrator (as defined in the Plan). All modifications to this Agreement must be made in writing and signed by the party against whom enforcement of such modification is sought.


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      3.8 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed duly given (a) when delivered, or (b) two (2) calendar days after being mailed by first class mail, certified or registered with return receipt requested, or (c) one (1) calendar day after being mailed through an overnight delivery service, or (d) upon confirmation of transmission via facsimile, each to the following addresses:

      If to the Employer:     FSP Investments LLC
                              401 Edgewater Place, Suite 200
                              Wakefield, Massachusetts  01880
                              Attn: In-house Counsel

      If to FSP:              Franklin Street Properties Corp.
                              401 Edgewater Place, Suite 200
                              Wakefield, Massachusetts  01880
                              Attn: In-house Counsel
                              Fax: 781-246-2807

      If to the Employee:     [INSERT EMPLOYEE NAME]
                              [INSERT EMPLOYEE STREET ADDRESS]
                              [INSERT EMPLOYEE CITY, STATE AND ZIP CODE]

Any party may change such party's address for notices by notice duly given pursuant to this Section 3.8.

      3.9 Headings. The Section headings are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

      3.10 Severability. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

      3.11 Successors and Assigns. This Agreement may not be assigned by the Employee without the prior written consent of the Employer. This Agreement may be assigned by the Employer and shall be binding upon, and inure to the benefit of, the Employee, the Employer, and the successors and assigns of each. The Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer to assume expressly and agree to perform this Agreement in the same manner and to the extent that the Employer would be required to perform it if no such succession had taken place. As used in this Agreement, "Employer" shall mean the Employer as herein before defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.


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      3.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same agreement.

      3.13 Withholdings. All compensation and benefits provided to the Employee hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law. The Employee agrees to pay all federal, state and local taxes owed by him or her in connection with this Agreement.

                   [Signatures appear on the following page.]


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

EMPLOYER:                           FSP INVESTMENTS LLC
--------

                                    ------------------------------------
                                    Name:
                                    Title:


FSP:                                FRANKLIN STREET PROPERTIES CORP.
---

                                    ------------------------------------
                                    Name:
                                    Title:


EMPLOYEE:
--------                            ------------------------------------
                                    [INSERT EMPLOYEE NAME]


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